Exhibit 23.3

October 21, 2013

Board of Directors
Sunshine Biopharma, Inc.
469 Jean-Talon West
3rd Floor
Montreal, Quebec, Canada H3N 1R4

Re:	Sunshine Biopharma, Inc.
Form S-4 Registration Statement and related Prospectus

Dear Sirs:

We hereby consent to the use of the opinion of this firm as Exhibit 5.1 to the Registration Statement of the Registrant, and further consent to the reference to our name in such Registration Statement and related Prospectus.

Yours truly,

ANDREW I. TELSEY, P.C.